ExHIBIT 4.2

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT to CREDIT AGREEMENT dated as of December 3, 2019 (this “First Amendment”) by and among (i) LANDS’ END, INC., a Delaware corporation (the “Lead Borrower”), (ii) the other Borrowers party hereto (together with the Lead Borrower, the “Borrowers”), (iii) the Guarantors party hereto (together with the Borrowers, the “Loan Parties”), (iv) the Lenders party hereto and (v) Wells Fargo Bank, National Association, as administrative agent and collateral agent (in such capacities, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Agent and the Lenders are party to that certain Credit Agreement dated as of November 16, 2017 (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Credit Agreement”), pursuant to which the Lenders agreed, subject to the terms and conditions contained therein, to extend credit to the Borrowers; and

WHEREAS, the Loan Parties have requested that the Agent and the Lenders effect certain amendments to the Credit Agreement as more specifically set forth herein, and the Agent and the Lenders are willing to effect such amendments to the Credit Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:

1.	Defined Terms. Except as otherwise defined in this First Amendment, terms defined in the Credit Agreement are used herein as defined therein.
2.

Representations and Warranties.  Each Loan Party hereby represents and warrants that (a) no Default or Event of Default has occurred and is continuing; and (b) after giving effect to this First Amendment, all representations and warranties contained in the Credit Agreement and each other Loan Document are true and correct in all material respects on and as of the date hereof, except (i) to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and (ii) in the case of any representation and warranty qualified by materiality, in which case they shall be true and correct in all respects.

3.	Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent specified in Section 4 below, the Credit Agreement shall be amended as follows:

(a)Article X.  Section 10.01 of the Credit Agreement is hereby amended to amend and restate Section 10.01(a)(viii) in its entirety as follows:

“(viii)  change the definition of the term “Borrowing Base” or any component definition thereof if, as a result thereof, the amounts available to be borrowed by the Borrowers would be increased without the written consent of each Lender, provided that the foregoing shall not limit the discretion of the Agent to change, establish or eliminate any Reserves and provided, further, that only the written consent of the Agent and the Lead Borrower shall be required to modify Schedule 1.05 hereto.”

(b)Article X.  Article X of the Credit Agreement is hereby amended to add the following new Section 10.29 as follows:

Section 10.29.  Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 10.29, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(c)Amended and Restated Schedule.  Schedule 1.05 to the Credit Agreement shall be amended and restated in its entirety in the form of Schedule 1.05 attached hereto.

4.

Conditions to Effectiveness.  This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent (such date referred to herein as, the “Effective Date”):

(a)	the Agent shall have received this First Amendment, duly executed by each of the parties hereto;
(b)	after giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing;
(c)

all orders, permissions, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with, and exemptions by, any Governmental Authority, or any other Person required to authorize or otherwise required in connection with the execution, delivery and performance by each Loan Party of this First Amendment and the transactions contemplated, shall have been obtained and shall be in full force and effect; and,

(d)

the Loan Parties shall have paid in full all invoiced Credit Party Expenses in connection with the preparation, execution, delivery and administration of this First Amendment and the other instruments and documents to be delivered hereunder (with such fees and expenses described in this paragraph being fully earned as of the date hereof, and no portion thereof shall be refunded or returned to the Loan Parties under any circumstances).

5.

Effect on Loan Documents.  The Credit Agreement and the other Loan Documents, after giving effect to the First Amendment, shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this First Amendment shall not operate as a waiver of any right, power, or remedy of the Agent or any other Credit Party under the Credit Agreement or any other Loan Document, as in effect prior to the date hereof.  Each Loan Party hereby ratifies and confirms in all respects all of its obligations under the Loan Documents to which it is a party and each Loan Party hereby ratifies and confirms in all respects any prior grant of a security interest under the Loan Documents to which it is party.

6.

Further Assurances.  Each Loan Party shall execute and deliver all agreements, documents and instruments, each in form and substance satisfactory to the Agent, and take all actions as the Agent may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by the Agent and to fully consummate the transactions contemplated under this First Amendment and the Credit Agreement, as modified hereby.

7.

No Novation; Entire Agreement.  This First Amendment evidences solely the amendment of certain specified terms and obligations of the Loan Parties under the Credit Agreement and is not a novation or discharge of any of the other obligations of the Loan Parties under the Credit Agreement.  There are no other understandings, express or implied, among the Loan Parties, the Agent and the Lenders regarding the subject matter hereof or thereof.

8.

Choice of Law.  This First Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this First Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

9.

Counterparts; Facsimile Execution.  This First Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this First Amendment by facsimile (or other electronic transmission) shall be as effective as delivery of a manually executed counterpart of this First Amendment.  Any party delivering an executed counterpart of this First Amendment by facsimile (or other electronic transmission)  also shall deliver a manually executed counterpart of this First Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this First Amendment.

10.

Construction.  This First Amendment is a Loan Document.  This First Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this First Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement.

11.	Miscellaneous. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, this First Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

LANDS’ END, INC., as the Lead Borrower and a Borrower

By:/s/ Peter L. Gray____________________

Name:Peter L. Gray

Title:    EVP, CAO, GC and Corporate Secretary

LANDS’ END DIRECT MERCHANTS, INC., as a Guarantor

By:/s/ James F. Gooch__________________

Name:  James F. Gooch

Title:EVP, COO, CFO and Treasurer

LANDS’ END INTERNATIONAL, INC., as a Guarantor

By:/s/ James F. Gooch__________________

Name:  James F. Gooch

Title:EVP, COO, CFO and Treasurer

LANDS’ END JAPAN, INC., as a Guarantor

By:/s/ James F. Gooch__________________

Name:  James F. Gooch

Title:EVP, COO, CFO and Treasurer

LANDS’ END PUBLISHING, LLC, as a Guarantor

By:Lands’ End, Inc., as its Sole Member

By:/s/ Peter L. Gray____________________

Name:Peter L. Gray

Title:    EVP, CAO, GC and Corporate Secretary

LEGC, LLC, as a Guarantor

By:Lands’ End, Inc., as its Sole Member

By:/s/ Peter L. Gray____________________

Name:Peter L. Gray

Title:    EVP, CAO, GC and Corporate Secretary

Signature Page to First Amendment

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent and a Lender

By:/s/ Joseph Burt_______________________

Name:Joseph Burt

Title:Director

Signature Page to First Amendment

CITIZENS BANK, N.A., as a Lender

By:/s/ Christine Scott _________________

Name:Christine Scott

Title:SVP

Signature Page to First Amendment

SUNTRUST BANK, as a Lender

By:/s/ Michael Dembski ________________

Name:Michael Dembski

Title:Director

Signature Page to First Amendment

BMO HARRIS BANK N.A., as a Lender

By:/s/ Kara Goodwin ______________

Name:Kara Goodwin

Title:Managing Director

Signature Page to First Amendment

JPMORGAN CHASE BANK, N.A., as a Lender

By:/s/ John Morrone ___________________

Name:John Morrone

Title:Authorized Signer